  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997
                                         REGISTRATION STATEMENT NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -----------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -----------
                                  ANSYS, INC.
            (Exact name of Registrant as specified in its charter)
        DELAWARE                                           04-3219960
     (State or other                                    (I.R.S. Employer
      jurisdiction                                     Identification No.)
   of incorporation or
      organization)
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                        CANONSBURG, PENNSYLVANIA 15317
                                (412) 746-3304
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                 -----------
                                PETER J. SMITH
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ANSYS, INC.
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                        CANONSBURG, PENNSYLVANIA 15317
                                (412) 746-3304
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)
                                 -----------
                                With a copy to:

                            JOHN R. LECLAIRE, P.C.
                          GOODWIN, PROCTER & HOAR LLP
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                     PROPOSED
                                                     MAXIMUM        PROPOSED
                                          AMOUNT     OFFERING        MAXIMUM
                                          TO BE       PRICE         AGGREGATE        AMOUNT OF
TITLE OF SECURITIES BEING REGISTERED    REGISTERED PER SHARE(1) OFFERING PRICE(1) REGISTRATION FEE
  ------------------------------------------------------------------------------------------------
  Common Stock, par value $.01
   per share.....................         22,500      $9.625        $216,563            $66
--------------------------------------------------------------------------------------------------

(1) Based upon the average of the high and low sale prices of the Common Stock of ANSYS, Inc. reported on the Nasdaq National Market on September 17,
    1997 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933.
                                 -----------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS

                                 22,500 SHARES

                                  ANSYS, INC.

                                 COMMON STOCK
                               ----------------

  In accordance with the applicable rules of the Securities and Exchange Commission (the "Commission"), this Prospectus may be used in connection with offerings of the common stock, par value $.01 per share (the "Common Stock"), of ANSYS, Inc., a Delaware corporation ("ANSYS" or the "Company"). This Prospectus relates to the resale by certain ANSYS Support Distributors (the "Selling Securityholders") of up to 22,500 shares of Common Stock which may be issued to the Selling Securityholders upon the exercise of options to purchase Common Stock which were issued without registration under the Securities Act of 1933 (the "Securities Act") in transactions not involving public offerings (the "Options"). The registration of shares of Common Stock hereby does not necessarily mean that any of the shares will actually be offered or sold by the Selling Securityholders hereunder.

  The 22,500 shares of Common Stock issuable to the Selling Securityholders upon the exercise of the Options may be offered from time to time by the Selling Securityholders in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing for the Common Stock as quoted on the Nasdaq National Market at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling directly to purchasers or to or through underwriters, agents or broker-dealers, and any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and the purchasers of the shares of Common Stock for which such underwriters, agents or broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular underwriter, agent or broker-dealer might be in excess of customary commissions). See "Selling Securityholders" and "Plan of Distribution."

  The aggregate proceeds to the Selling Securityholders from the sale of the Common Stock offered hereby will be the purchase price of the Common Stock sold less the aggregate agents' or broker-dealers' commissions and underwriters' discount, if any, and other expenses of issuance and distribution not borne by the Company. The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Securityholders. The Company will pay all of the expenses of the registration of the shares of Common Stock being offered by the Selling Securityholders pursuant to this Prospectus other than brokerage or underwriting commissions and fees and expenses of counsel and other advisors to the Selling Securityholders.

  The Common Stock is quoted on the Nasdaq National Market under the symbol "ANSS."

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                  The date of this Prospectus is      , 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Company is required to file electronic versions of these reports, proxy statements and other information with the Commission via the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains all EDGAR filings. In addition, the Common Stock is listed on the Nasdaq National Market, and the aforementioned materials may also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500.

  The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:
(i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 000-20853), as filed on March 26, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; (iii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997; and (iv) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed June 12, 1996, including any amendment or report filed for the purpose of amending such description.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

  The Company will provide, without charge, to each person, including any owner (beneficial or of record) of Common Stock, to whom a copy of this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to John M. Sherbin II, Chief Financial Officer, ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania 15317, telephone (412) 746-3304.

                                  THE COMPANY

  The Company's principal executive offices are located at Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania 15317, and its telephone number is
(412) 746-3304.

                            SELLING SECURITYHOLDERS

  The following table sets forth certain information with respect to the Selling Securityholders, including the number of shares of Common Stock beneficially owned by each Selling Securityholder as of the date of this Prospectus, the percentage of shares of voting stock outstanding held by each and the number of shares of Common Stock offered hereby. There can be no assurance that all or any of the shares offered hereby will be sold.

                                                                                   PERCENTAGE
                            NUMBER OF SHARES                                       OF SHARES
                             OF COMMON STOCK    NUMBER OF    NUMBER OF SHARES      OF VOTING
                            BENEFICIALLY HELD   SHARES OF    OF COMMON STOCK         STOCK
                              PRIOR TO THE    COMMON STOCK  BENEFICIALLY HELD     OUTSTANDING
SELLING SECURITYHOLDER (1)     OFFERING (2)   STOCK OFFERED AFTER THE OFFERING AFTER THE OFFERING
--------------------------  ----------------- ------------- ------------------ ------------------
Michael C. Apostal......          1,500           1,500             --                  *
Dr. Lawrence Durocher...          8,750           8,750             --                  *
Mark Dutly..............            600             300             300                 *
Clemens Groth...........            300             200             100                 *
Uli Gohner..............            600             300             300                 *
Bill Hibbard............          7,000           2,000           5,000                 *
Dr. J.W. Jones..........          1,000           1,000             --                  *
Jean Jones..............          1,000           1,000             --                  *
Dr. Guenter Mueller.....          2,300           1,500             800                 *
Dennis Peel.............          1,000             500             500                 *
Neville F. Rieger.......            500             500             --                  *
Charles J. Ritter.......          1,500           1,500             --                  *
Klemens Rother..........            700             300             400                 *
Uli Stelzmann...........            400             200             200                 *
Jurgen Vogt.............            400             200             200                 *
Terry Walker............          3,750           2,750           1,000                 *

--------
*   Less than one percent.
(1) The Selling Securityholders are employees of independent regional distributors of the Company's products.
(2) All shares of Common Stock beneficially held prior to this offering are beneficially held pursuant to the Options.

                             PLAN OF DISTRIBUTION

  This prospectus relates to the offer and sale from time to time of up to an aggregate of 22,500 shares of Common Stock issuable upon exercise of the Options by the Selling Securityholders. The Company is registering the Common Stock at the request of the Selling Securityholders, but the registration of the Common Stock does not necessarily mean that any of the Common Stock will be offered or sold by the Selling Securityholders hereunder. The Company will not receive any proceeds from the offering of the Common Stock by the Selling Securityholders.

  The distribution of the Common Stock may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing for the Common Stock as quoted on the Nasdaq National Market at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with any such underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders. Underwriters may sell the Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any such dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such shares of Common Stock offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Securityholders from sales of the Common Stock offered by the Selling Securityholders hereby will be the purchase price of such Common Stock less the aggregate agents' or broker-dealers' commissions and underwriters' discounts.

  To the extent required by the Securities Act with respect to underwritten offerings, the specific shares of Common Stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of the underwriter or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

  The sale of shares of Common Stock by the Selling Securityholders, or by pledgees, donees, transferees or other successors in interest, may also be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sales, any such broker-dealer may act as agent for the Selling Securityholders or may purchase from the Selling Securityholders all or a portion of such shares as principal. Such sales may be made on the Nasdaq National Market or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;
(iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and
(vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Securityholders in amounts to be negotiated immediately prior to the sale that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

  In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

  The Company will pay substantially all the expenses incurred by the Selling Securityholders and the Company incident to the offering and sale of the shares of Common Stock offered hereby to the public, but excluding any discounts, commissions and fees of underwriters, broker-dealers or agents.

                                 LEGAL MATTERS

  The legality of the Common Stock offered hereby, will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                               -----------------


                               TABLE OF CONTENTS

Available Information.......................................................   2
Incorporation of Certain Documents
 by Reference...............................................................   2
The Company.................................................................   3
Selling Securityholders.....................................................   3
Plan of Distribution........................................................   4
Legal Matters...............................................................   5
Experts.....................................................................   5

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 22,500 SHARES

                                  ANSYS, INC.

                                  COMMON STOCK

                               -----------------
                                   PROSPECTUS
                               -----------------


                                        , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

      Registration fee--Securities and Exchange Commission.................. $   66
      Accountants' fees and expenses........................................ $  200
      Blue Sky fees and expenses............................................   *
      Legal fees and expenses (other than Blue Sky)......................... $2,000
      Miscellaneous.........................................................   *
                                                                             ------
          TOTAL............................................................. $2,266
                                                                             ======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or
(iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

  The Registrant has entered into indemnification agreements with each of its directors reflecting the foregoing provisions of its By-laws and requiring the advancement of expenses in proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

  The Investment and Stockholders' Agreement dated as of February 7, 1994 by and among SAS Acquisition Corp., SAS Software, Inc., Dr. John A. Swanson, the TA Investors (as defined therein) and Marcia S. Morton, as amended, provides for indemnification by the Registrant of certain of its stockholders and the controlling persons of such stockholders against claims and liabilities, including claims and liabilities arising under the securities laws, subject to certain limitations.

  The Company carries directors' and officers' liability insurance covering its directors and officers.

ITEM 16. EXHIBITS.

   4.1 Restated Certificate of Incorporation (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

    4.2 Amended and Restated By-laws (incorporated herein by reference to such exhibit filed as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 333-04278) on June 7,
         1996).

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

   23.1 Consent of Coopers & Lybrand L.L.P.

   23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

   24.1 Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 17. UNDERTAKINGS.

  (a) The Company hereby undertakes:

  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if
--------  -------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
---- ----
  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona
                                                                        ----
      fide offering thereof.
      ----

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canonsburg, Pennsylvania, on September 19, 1997.

                                                 ANSYS, INC.

                                                 By:     /s/ Peter J. Smith
                                                     --------------------------
                                                           Peter J. Smith
                                                      Chairman, President and
                                                      Chief Executive Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Peter J. Smith and John M. Sherbin II, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE                        TITLE                      DATE
        ---------                        -----                      ----

   /s/ Peter J. Smith         Chairman of the Board of       September 19, 1997
-------------------------     Directors,
     Peter J. Smith           President and Chief
                              Executive Officer
                              (Principal Executive
                              Officer)

 /s/ John M. Sherbin II       Chief Financial Officer        September 19, 1997
-------------------------     (Principal Financial Officer
   John M. Sherbin II         and Principal Accounting
                              Officer)

 /s/ Dr. John A. Swanson      Chief Technologist and         September 19, 1997
-------------------------     Director
   Dr. John A. Swanson

 /s/ Jacqueline C. Morby      Director                       September 19, 1997
-------------------------
   Jacqueline C. Morby

   /s/ Roger B. Kafker        Director                       September 19, 1997
-------------------------
     Roger B. Kafker

  /s/ Gary B. Eichhorn        Director                       September 19, 1997
-------------------------
    Gary B. Eichhorn

/s/ Roger J. Heinen, Jr.      Director                       September 19, 1997
-------------------------
  Roger J. Heinen, Jr.

    /s/ John F. Smith         Director                       September 19, 1997
-------------------------
      John F. Smith

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   4.1   Restated Certificate of Incorporation (incorporated herein by reference to such exhibit filed as an exhibit to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).
   4.2   Amended and Restated By-laws (incorporated herein by reference to such exhibit filed as an exhibit to Amendment No. 2 to the Company's
         Registration Statement on Form S-1 (File No. 333-04278) on June 7,
         1996).
   5.1   Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  23.1   Consent of Coopers & Lybrand L.L.P.
  23.2   Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
  24.1   Powers of Attorney (included on the signature pages of this
         Registration Statement).